UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2005

ACCREDO HEALTH, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25769	62-1642871
(Commission File Number)	(IRS Employer Identification No.)

1640 Century Center Pkway, Suite 101, Memphis, Tennessee	38134
(Address of Principal Executive Offices)	(Zip Code)

(901) 385-3688

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2005, Accredo Health, Incorporated, a Delaware corporation (“Accredo”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Medco Health Solutions, Inc., a Delaware corporation (“Medco”), and Raptor Merger Sub, Inc., a Delaware corporation and direct wholly-owned subsidiary of Medco (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Accredo will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly-owned subsidiary of Medco (the “Merger”).

The Merger Agreement

At the effective time and as a result of the Merger, each share of Accredo common stock, $0.01 par value, issued and outstanding immediately prior to the effective time of the Merger will be converted into and become exchangeable for $22.00 in cash and 0.49107 shares (the “Conversion Number”) of common stock, par value $0.01 per share, of Medco. Notwithstanding the foregoing, if the average of the per share closing prices of Medco’s common stock as reported on the New York Stock Exchange, Inc. composite transactions reporting system for the ten trading days ending on the second-to-last trading day prior to the closing date of the Merger (the “Average Closing Price”) is (i) greater than $50.91, then the Conversion Number shall be adjusted to be the quotient of (a) $25.00 divided by (b) the Average Closing Price, (ii) less than $38.69 but equal to or greater than $34.00, then the Conversion Number shall be adjusted to be equal to the quotient of (a) $19.00 divided by (b) the Average Closing Price, or (iii) less than $34.00 then the Conversion Number shall be adjusted to 0.55882.

Medco and Accredo have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct their respective businesses in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) subject to certain exceptions, for Accredo to cause a stockholder meeting to be held by Accredo to consider approval of the Merger and the other transactions contemplated by the Merger Agreement and (iv) that, subject to certain exceptions, the Accredo Board of Directors will recommend adoption by its stockholders of the Merger Agreement. In addition, Accredo made certain additional customary covenants, including, among others, covenants not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including (i) approval of a majority of the outstanding shares of Accredo common stock, (ii) absence of any law or order prohibiting the closing, and (iii) expiration or termination of the Hart-Scott-Rodino waiting period and certain other regulatory approvals. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) the accuracy of the representations and warranties of the other party, (ii) compliance of the other party with its covenants and (iii) the delivery of customary opinions from counsel to Medco and counsel to Accredo that the Merger will qualify as a tax-free reorganization for federal income tax purposes.

The Merger Agreement contains certain termination rights for both Medco and Accredo, and further provides that, upon termination of the Merger Agreement under specified circumstances, Accredo may be required to pay Medco a termination fee of $60,000,000, plus up to $15,000,000 in expenses.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this Current Report by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger among Medco Health Solutions, Inc., Raptor Merger Sub, Inc. and Accredo Health, Incorporated dated as of February 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredo Health, Incorporated

By:	/s/ Thomas W. Bell, Jr.
Thomas W. Bell, Jr.
General Counsel and Secretary

Dated: February 24, 2005

EXHIBIT INDEX

Exhibit 2.1	Agreement and Plan of Merger among Medco Health Solutions, Inc., Raptor Merger Sub, Inc. and Accredo Health, Incorporated dated as of February 22, 2005